EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-248862, etc.) of Richmond Mutual Bancorporation, Inc. of our report dated March 23, 2026, with respect to the consolidated financial statements of Richmond Mutual Bancorporation, Inc., included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP
Forvis Mazars, LLP

Indianapolis, Indiana
March 23, 2026